EXHIBIT 99.1
FOR IMMEDIATE RELEASE
GENERAL FINANCE CORPORATION ANNOUNCES SEPARATE
TRADING OF COMMON STOCK AND WARRANTS ON TUESDAY JUNE 13
Pasadena, California, June 12, 2006 — General Finance Corporation (AMEX: GFN.U) announced today that commencing on June 13, 2006, the holders of the Company’s units may separately trade the common stock and warrants included in the Company’s units. The common stock and warrants will trade on the AMEX under the symbols GFN and GFN.WS, respectively. The units will continue to trade on the AMEX under the symbol GFN.U.
General Finance Corporation is a blank check company organized under the laws of the State of Delaware. The Company was formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the specialty finance sector. The specialty finance sector includes equipment rental/leasing companies, specialty insurance and re-insurance companies, and other finance companies specializing in areas such as payday lending, title lending, and mortgage lending.
A registration statement relating to these securities was filed and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to satisfy the conditions to complete the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements.
For Further Information:
    Ronald F. Valenta
    Chief Executive Officer
    General Finance Corporation
    626-584-9722